UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒    Filed by a party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12

DYADIC INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
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DYADIC INTERNATIONAL, INC. 140 Intracoastal Pointe Drive, Suite 404 Jupiter, Florida 33477 (561) 743-8333

Dear Shareholder:

You are cordially invited to attend the 2020 Virtual Annual Meeting of Shareholders (“Annual Meeting”) of Dyadic International, Inc. (“Dyadic”), which will be held on Monday, June 29, 2020 at 10 a.m. Eastern Daylight Savings Time. With rising concerns around the spread of COVID-19 in the United States and globally, in order to mitigate health risks, this year’s meeting will be conducted in virtual format only. Shareholders can access the Annual Meeting by visiting www.virtualshareholdermeeting.com/DYAI2020. You will not be able to attend the Annual Meeting in person. We believe that a virtual meeting will provide meaningful shareholder access and participation and also protect the health and safety of our shareholders, employees and other stakeholders, and also improve meeting efficiency and reduce costs.

At the Annual Meeting, you will be asked to consider and vote on the proposals described in the Notice of 2020 Virtual Annual Meeting of Shareholders and Proxy Statement which accompany this letter. We urge you to read these materials carefully. During the live virtual meeting, you will be able to submit questions real-time through the meeting portal.
We hope that you will be able to attend the virtual Annual Meeting, but in all events, we ask that you please vote your shares using the internet or, if you received paper copies of the proxy materials, by calling the toll-free telephone number specified in the proxy card or completing and mailing the proxy card in the postage-paid envelope provided to ensure that your shares will be represented at the meeting. Instructions on using each of these voting methods are outlined in the proxy statement. If you hold shares through a broker or other nominee, you should follow the procedures provided by your broker or nominee.

On behalf of the board of directors, I would like to express our appreciation for your continued support and interest in Dyadic International, Inc. We look forward to your virtual participation at the Annual Meeting.

Sincerely,
/s/ Mark Emalfarb
Mark Emalfarb President and Chief Executive Officer

Jupiter, Florida
May 12, 2020

NOTICE OF 2020 VIRTUAL ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MONDAY, JUNE 29, 2020
VIRTUAL MEETING ONLY - NO PHYSICAL MEETING LOCATION

To the Shareholders of Dyadic International, Inc.:

NOTICE IS HEREBY GIVEN that the 2020 Virtual Annual Meeting of Shareholders (“Annual Meeting”) of Dyadic International, Inc., a Delaware corporation (“Dyadic,” “we,” “us”, “our”, or the “Company”), will be held on Monday, June 29, 2020 at 10 a.m. Eastern Daylight Savings Time, via live webcast at www.virtualshareholdermeeting.com/DYAI2020 for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1. To elect two Class I directors to our Board of Directors (the “Board”) to serve until the Company’s 2023 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

2. To ratify the appointment of Mayer Hoffman McCann P.C., as the Company’s independent registered public accounting firm for the year ending December 31, 2020;

3. To consider an advisory vote on compensation of the Company’s Named Executive Officers; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

All shareholders are cordially invited to virtually attend the Annual Meeting. To participate in the Annual Meeting, you will need your 16-digit control number included on your Notice Regarding the Availability of Proxy Materials (“Notice”) or on your proxy card.

Only shareholders of record at the close of business on May 4, 2020 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of registered shareholders entitled to vote at the Annual Meeting will be available for inspection by any shareholder for any purpose germane to the Annual Meeting, during regular business hours, for a period of ten days prior to the Annual Meeting, at the Company’s principal place of business at 140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida 33477. If our headquarters are closed for health and safety reasons related to the COVID-19 pandemic during such period, the list of registered shareholders entitled to vote at the Annual Meeting will be made available for inspection upon request via email to: prawson@dyadic.com subject to our satisfactory verification of shareholder status. During the Annual Meeting, the list of registered shareholders entitled to vote at the Annual Meeting will be made available electronically at www.virtualshareholdermeeting.com/DYAI2020.

We encourage shareholders to vote in advance of the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please promptly cast your vote in one of the ways described below:

•Vote by Internet: www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m., Eastern Daylight Savings Time, on Sunday, June 28, 2020. Have the 16-digit control number included in your Notice or your proxy card in hand when you access the above website and follow the instructions to obtain your records and to create an electronic voting instruction form.

•Vote by Telephone: 1-800-690-6903
If you received paper copies of the proxy materials, use any touch-tone telephone to transmit your voting instruction. Vote by 11:59 p.m., Eastern Daylight Savings Time, on Sunday, June 28, 2020. Have your proxy card in hand when you call and follow the instruction.

•Vote by Mail.
If you received paper copies of the proxy materials, please mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

•Vote During the Annual Meeting.
You can vote your shares during the Annual Meeting at www.virtualshareholdermeeting.com/DYAI2020. To participate in the Annual Meeting, you will need the 16-digit control number included in your Notice or on your proxy card.

You need only vote in one way (so that, if you vote by internet or telephone, you need not return the proxy card).

If you hold your shares through a broker, bank or other nominee, you should receive separate voting instructions from the firm holding your shares describing the procedure for voting those shares. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet to your broker or nominee. If you provide specific voting instructions by mail, telephone or the Internet, your broker or nominee will vote your shares as you have directed.

Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to ensure that all of your shares will be voted. Your proxy is revocable in accordance with the procedures set forth in the attached proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Mark Emalfarb
Mark Emalfarb President and Chief Executive Officer

May 12, 2020
Jupiter, Florida

INTERNET AVAILABILITY OF PROXY MATERIALS
*****IMPORTANT NOTICE*****
This Notice of Meeting, Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, are available online at www.dyadic.com/investors and can be accessed at www.proxyvote.com.

DYADIC INTERNATIONAL, INC.
140 Intracoastal Pointe Drive, Suite 404
Jupiter, Florida 33477
(561) 743-8333
________________________________________________________________
PROXY STATEMENT
_________________________________________________________________

2020 VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

JUNE 29, 2020

VIRTUAL MEETING ONLY - NO PHYSICAL MEETING LOCATION
__________________________________________________________________
The Board of Directors of the Company (the “Board”) is soliciting proxies for the 2020 Virtual Annual Meeting of Shareholders of Dyadic International, Inc. (“Annual Meeting”). This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

This proxy statement contains information related to the Annual Meeting to be held on Monday, June 29, 2020 at 10 a.m. Eastern Daylight Savings Time, and at any adjournments or postponements thereof. This year, in light of the rising concerns around the spread of COVID-19 in the United States and globally, in order to mitigate health risks, the Annual Meeting will be conducted in virtual format only. Shareholders can access the Annual Meeting by visiting www.virtualshareholdermeeting.com/DYAI2020. Shareholders will not be able to attend the Annual Meeting in person. The Company believes that a virtual meeting will provide meaningful shareholder access and participation and also protect the health and safety of our shareholders, employees and other stakeholders, and will also improve meeting efficiency and reduce costs.

The Board set May 4, 2020, as the record date for the Annual Meeting. Shareholders who owned the Company’s common stock on that date are entitled to vote at the Annual Meeting, with each share entitled to one vote. There were 27,459,157 shares of the Company’s common stock outstanding as of the record date.

We are furnishing proxy materials to our shareholders primarily via the Internet under the SEC’s “Notice and Access” rules. On or about May 12, 2020, we expect to mail to our shareholders a Notice of Internet Availability (the “Notice”) containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report filed on Form 10-K with the SEC on March 30, 2020 (“Annual Report on Form 10-K”). The Notice also will instruct you on how to access and submit your proxy through the internet.

We are providing internet distribution of our proxy materials to expedite receipt by shareholders, reduce costs and conserve paper. However, if you would like to receive printed proxy materials, please follow the instructions on the Notice. Additionally, this proxy statement and the Annual Report on Form 10-K are available at www.dyadic.com by clicking the “Investors” link. In accordance with Securities and Exchange Commission rules, our proxy materials posted on both our website and the website described below do not contain any cookies or other tracking features.

INTERNET AVAILABILITY OF PROXY MATERIALS
*****IMPORTANT NOTICE*****

The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com

__________________________________________________________________________________
ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, we are asking shareholders:
•To elect two Class I directors for a term ending in 2023;
•To ratify the appointment of Mayer Hoffman McCann P.C., (“MHM”), as our independent registered public accounting firm for the year ending December 31, 2020;
•To consider an advisory vote on compensation of the Company’s Named Executive Officers; and
•To transact such other business properly brought before the meeting and any adjournment or postponement of the meeting.

Who is entitled to notice of and to vote at the Annual Meeting?

You are entitled to vote, by proxy, at the Annual Meeting if you owned shares of our common stock as of the close of business (5:00 p.m. Eastern Daylight Savings Time) on May 4, 2020, the record date of the Annual Meeting. Holders of record of our common stock on the record date are entitled to one vote per share at the Annual Meeting.

Who can attend the Annual Meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend. Shareholders will need a control number in order to attend the meeting. For registered shareholders, the control number can be found on their Notice or proxy card.

What shares may I vote?

You may vote all shares you owned as of the record date. These include: (1) shares owned directly in your name as the shareholder of record and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those beneficially owned.

If our shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the shareholder of record with regard to those shares. As the shareholder of record, you have the right to grant your proxy directly to us to vote your shares at the Annual Meeting, using the control number on the Notice of Internet Availability of Proxy Materials or proxy card to log into www.virtualshareholdermeeting.com/DYAI2020.

If you hold our shares in a stock brokerage account or through a bank or other nominee, you are considered the “beneficial owner” of the shares held in “street name”, and these proxy materials have been forwarded to you by your stockbroker, bank or other nominee. As the beneficial owner, you have the right to direct your stockbroker, bank or other nominee how to vote and you are also invited to attend the Annual Meeting via the Internet and vote

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during the meeting. Beneficial owners who do not have a control number may gain access to the meeting by logging into their brokerage firm’s website. Instructions should be provided on the voting instruction card provided by your stockbroker, bank or other nominee.

How do I vote?

Shareholders at the close of business on May 4, 2020, can vote at the Annual Meeting via proxy in the manner described herein.

Any shareholder who holds shares in “street name” through a broker, bank or other nominee should receive separate instructions from the firm holding his or her shares describing the procedure for voting those shares. You should follow the voting instructions provided by your broker, bank or other nominee when voting your shares. You may complete and mail a voting instruction card to your broker, bank or other nominee or, in most cases, submit voting instructions by telephone or the Internet to your broker or nominee. If you provide specific voting instructions by mail, telephone or the Internet, your broker or nominee will vote your shares as you have directed.

Shareholders of record may vote in the following ways:

•Vote by Internet: www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m., Eastern Daylight Saving Time, on Sunday, June 28, 2020. Have the 16-digit control number included in our Notice or your proxy card in hand when you access the above website and follow the instructions to obtain your records and to create an electronic voting instruction form.

•Vote by Telephone: 1-800-690-6903
If you received paper copies of the proxy materials, use any touch-tone telephone to transmit your voting instruction. Vote by 11:59 p.m., Eastern Daylight Savings Time, on Sunday, June 28, 2020. Have your proxy card in hand when you call and follow the instruction.

•Vote by Mail.
If you received paper copies of the proxy materials, please mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

•Vote During the Annual Meeting.
You can vote your shares during the Annual Meeting at www.virtualshareholdermeeting.com/DYAI2020. To participate in the Annual Meeting, you will need the 16-digit control number included in your Notice or on your proxy card.

You need only vote in one way (so that, if you vote by internet or telephone, you need not return the proxy card).

If you have any questions about how to vote or direct a vote in respect of your Dyadic common stock, you may contact either our corporate office at 140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida 33477, Attention:
Heidi Zosiak, telephone: (561) 743-8333 or Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, telephone: (631) 257-4339.

Can I submit questions at the Annual Meeting?

Yes. During the live virtual meeting, you will be able to submit questions real-time through the meeting portal.

Can I change my vote after I return my proxy card?

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Yes. If you voted by mail, you may revoke your proxy at any time before it is exercised by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the meeting or by giving written notice to the Secretary. If you voted via the Internet or by phone, you may change your vote with a timely and valid later internet or telephone vote, or by voting by ballot at the meeting. Attendance at the meeting will not have the effect of revoking a proxy unless (1) you give proper written notice of revocation to the Secretary before the proxy is exercised, or (2) you vote by ballot at the meeting.

If your shares are held in street name, you should contact the institution that holds your shares to change your vote.

Is my vote confidential?

Yes. All votes remain confidential, unless you provide otherwise.

How are votes counted?

Before the Annual Meeting, our Board will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting.

Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be treated as present for purposes of determining the existence of a quorum at the Annual Meeting. They will not be considered as votes for or against any matter for which the shareholder has indicated their intention to abstain or withhold their vote. Broker or nominee non-votes, which occur when shares held in street name by brokers or nominees who indicate that they do not have discretionary authority to vote on a particular matter, will not be considered as votes for or against that particular matter. Broker and nominee non-votes will be treated as present for purposes of determining the existence of a quorum, and may be entitled to vote on certain matters at the Annual Meeting.

What percentage of our outstanding common stock do our directors and executive officers own?

As of May 4, 2020, our directors and executive officers owned, or have the right to acquire within 60 days through the exercise of option, approximately 24.8% of our outstanding common stock. See the discussion under the heading “Security Ownership of Certain Beneficial Owners and Managements” below for more details.

Who was our independent public accountant for the year ended December 31, 2019? Will they be represented at the Annual Meeting?

Mayer Hoffman McCann P.C is the independent registered public accounting firm that audited our financial statements for the year ended December 31, 2019. We expect a representative of Mayer Hoffman McCann P.C. to be virtually present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

What are the Board’s recommendations?

The Board recommends a vote FOR:

•The nominees for Class I directors;
•The proposal to ratify the appointment of Mayer Hoffman McCann P.C. (MHM), as our independent registered public accounting firm for the year ending December 31, 2020; and
•The compensation of the Company’s Named Executive Officers.

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Unless you give other instructions on your proxy card, the person named as a proxy on the proxy card will vote FOR the proposals set forth above.
We do not expect that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies will vote the shares represented by properly executed proxies in accordance with their judgment with respect to those matters, including any proposal to adjourn or postpone the Annual Meeting. No proxy that is voted against all of the proposals will be voted in favor of any adjournment or postponement of the Annual Meeting for the purpose of soliciting additional proxies.

What constitutes a quorum?

If a majority of the shares of our common stock outstanding on the record date is represented either in person or by proxy at the Annual Meeting, a quorum will be present at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of quorum at the Annual Meeting. Shares held by persons attending the Annual Meeting but not voting, and shares represented in person or by proxy and for which the holder has abstained from voting, will be counted as present at the Annual Meeting for purposes of determining the presence or absence of a quorum.
Applicable stock exchange rules determine whether a proposal presented at a shareholder meeting is routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the beneficial owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the beneficial owner has provided voting instructions. A broker non-vote occurs when a broker or other entity is unable to vote on a particular proposal and the broker or other entity has not received voting instructions from the beneficial owner. Therefore, if you do not give your broker or other entity specific instructions, your shares will not be voted on non-routine matters. However, the broker non-votes will be counted as present at the Annual Meeting for purposes of determining whether a quorum exists. The election of directors is considered a non-routine proposal. The proposal to ratify the appointment of MHM to serve as our independent auditor is considered routine proposals.

What vote is required to approve the proposals?

Proposal 1: Election of Class I Directors. The affirmative vote of a plurality of the votes cast, by proxy, at the Annual Meeting is required for the election of the Class I director nominees. You may vote for or withheld with respect to the election of either director. Only votes for or withheld are counted in determining whether a plurality has been cast in favor of a director. Votes withheld and broker non-votes are not counted for purposes of the election of directors, although they are counted for purposes of determining whether there is a quorum. Shareholders do not have the right to cumulate their votes for directors.

Proposal 2: Ratification of Appointment of MHM as our Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of all shares casting votes, by proxy, at the Annual Meeting is required to ratify the appointment of MHM as our independent registered public accounting firm for the fiscal year ending December 31, 2020. We are not required to submit this matter to a vote of shareholders for ratification; however, our Board is doing so, based upon the recommendation of its audit committee, as a matter of good corporate practice. You may vote for, against, or abstain with respect to the ratification of appointment of MHM as our independent registered public accounting firm. A properly executed proxy marked abstain with respect to this proposal will not be voted for or against the proposal, although it will be counted for purposes of determining whether there is a quorum. Broker non-votes will not be considered as votes cast for or against this proposal, although it will be counted for purposes of determining whether there is a quorum. Brokers have discretion to vote shares with respect to this proposal, unless a shareholder directs their broker otherwise.

Proposal 3: Advisory Vote on Named Executive Officers Compensation. The votes that shareholders cast “for” must exceed the votes that unit owners cast “against” to approve the advisory vote on compensation of our Named Executive Officers. You may vote for, against, or abstain with respect to the advisory vote on compensation of the Company’s Named Executive Officers. A properly executed proxy marked abstain with respect to this

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proposal will not be voted for or against the proposal, although it will be counted for purposes of determining whether there is a quorum. Broker non-votes will not be considered as votes cast for or against this proposal, although it will be counted for purposes of determining whether there is a quorum.

Other Items. In the event other items are properly brought before the Annual Meeting, the affirmative vote of a majority of the votes cast, by proxy, at the meeting will be required for approval. A properly executed proxy marked abstain with respect to any such matter will not be voted for or against such items, although it will be counted for purposes of determining whether there is a quorum.

Because your votes are advisory on Proposal 3, they will not be binding on the Board or the Company. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding the Named Executive Officers’ compensation or regarding the frequency of the advisory vote on the Named Executive Officers’ compensation.

Who pays for the preparation of the proxy and soliciting proxies?

We will pay the cost of preparing, assembling and mailing the proxy statement and the accompanying Notice of Annual Meeting and proxy card. In addition to the use of mail, our directors, officers and employees may solicit proxies by telephone or other electronic means or in person. These persons will not receive additional compensation for soliciting proxies. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by these persons, and we will reimburse them for reasonable out-of-pocket expenses.

What should I have received to enable me to vote?

We are furnishing proxy materials to our shareholders primarily via the internet under the SEC’s “Notice and Access” rules. On or about May 12, 2020, we expect to mail to our shareholders a Notice of Internet Availability (the “Notice”) containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report on Form 10-K. The Notice also will instruct you on how to access and submit your proxy through the internet.

We are providing internet distribution of our proxy materials to expedite receipt by shareholders, reduce costs and conserve paper. However, if you would like to receive printed proxy materials, please follow the instructions on the Notice.

How can I obtain additional copies?

The Notice of Meeting, Proxy Statement and our Annual Report on Form 10-K are available online at http://www.dyadic.com/investors and may be accessed at https://materials.proxyvote.com/26745T.

For copies of this proxy statement and the enclosed proxy card, please contact either our corporate office at 140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida 33477, Attention: Heidi Zosiak, telephone: (561) 743-8333 or Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, telephone: (631) 257-4339.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 4, 2020 (except as noted below), by:
•each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;
•each of our directors, named executive officers; and
•all of our directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of a security, or investment power, which includes the power to dispose of or to direct the disposition of a security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within sixty (60) days of May 4, 2020. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

As of May 4, 2020, the Company has 39,712,659 shares of common stock issued and 27,459,157 shares of common stock outstanding with the remaining 12,253,502 shares held in treasury. The beneficial ownership table below includes those shares of common stock underlying options that are currently exercisable or exercisable within sixty (60) days of May 4, 2020, but excludes those shares issued or repurchased subsequent to May 4, 2020:

Name and Address of Beneficial Owner (1)	Number of Common Shares Held	Options Exercisable within 60 Days	Number of Common Share Equivalents Beneficially Owned	Percentage of Common Share Equivalents Beneficially Owned (%) (2)
5% Shareholders:
Mark A. Emalfarb (3)	4,166,987	1,220,000	5,386,987	18.8%
The Francisco Trust U/A/D February 28, 1996 (4)	3,781,849	—	3,781,849	13.8%

Named Executive Officers and Directors:
Mark A. Emalfarb (3)	4,166,987	1,220,000	5,386,987	18.8%
Michael P. Tarnok	188,929	223,750	412,679	1.5%
Jack L. Kaye	72,707	209,688	282,395	*
Seth J, Herbst, M.D.	30,000	293,750	323,750	1.2%
Arindam Bose, Ph.D.	—	185,313	185,313	*
Barry C. Buckland, Ph.D.	—	38,125	38,125	*
Ping W. Rawson	18,500	298,918	317,418	1.1%
Ronen Tchelet, Ph.D.	—	410,000	410,000	1.5%
Matthew S. Jones	—	240,000	240,000	*
All current executive officers and directors as a group	4,477,123	3,119,544	7,596,667	24.8%
(9 persons)

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______________
Notes:
(*) Less than 1%.
(1)Except as otherwise noted, the address for each shareholder is c/o Dyadic International, Inc., 140 Intracoastal Pointe Drive, Suite 404, Jupiter, FL 33477.
(2)Based on 27,459,157 shares of common stock outstanding as of May 4, 2020. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage of the person holding such options but are not deemed outstanding for purposes of computing the percentage of any other person.
(3)Includes 4,166,987 shares held by Mark A. Emalfarb beneficially through the MAE Trust U/A/D October 1, 1987, of which Mr. Emalfarb is the sole beneficiary and serves as sole trustee. In addition, Mr. Emalfarb holds 1,220,000 shares of common stock underlying options that are presently exercisable. Based on the information available to us, the address of the MAE Trust U/A/D October 1, 1987 is 193 Spyglass Court, Jupiter, 33477.
(4)The trustee of the Francisco Trust is Adam Morgan, and the beneficiaries thereof are the spouse and descendants of Mark A. Emalfarb. The address of the Francisco Trust is 3128 San Michele Drive, Palm Beach Gardens, Florida 33418. Mr. Emalfarb disclaims beneficial ownership of such shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board has determined that the audit committee of the Board (the “Audit Committee”) is best suited to review and approve transactions with related persons. Prior to entering into a transaction with a related person, (a) the director, executive officer, nominee or significant holder who has a material interest (or whose immediate family member has a material interest) in the transaction or (b) the business unit or function/department leader responsible for the potential transaction with a related person is required to provide notice to the Chairman of the Audit Committee of the Company (“Audit Committee Chairman”) of the material facts and circumstances of the potential transaction with a related person and such information concerning the transaction as the Audit Committee Chairman may reasonably request. If the Audit Committee Chairman determines that the proposed transaction is a related person transaction, the proposed related person transaction must be submitted to the Audit Committee for consideration at the next Audit Committee meeting or, in those instances in which the Audit Committee Chairman determines that it is not practicable or desirable for the Company to wait until the next Audit Committee meeting, the Audit Committee Chairman possesses delegated authority to act between Committee meetings.

The Audit Committee will consider all of the relevant facts and circumstances available to the Audit Committee, including (if applicable) but not limited to: (a) the benefits to the Company; (b) the availability of other sources for comparable products or services; (c) the terms of the transaction; and (d) the terms available to unrelated third parties or to employees generally. No member of the Audit Committee will participate in any review, consideration or approval of any related person transaction if such member, or any of his or her immediate family members, is the related person. The Audit Committee or Audit Committee Chairman, as applicable, will convey the approval or disapproval of the transaction to the Chief Executive Officer or Secretary, who will convey the decision to the appropriate persons within the Company. The Audit Committee Chairman will report to the Audit Committee at the next Audit Committee meeting any approval under this policy made by the chairperson pursuant to delegated authority.

In the event we become aware of a related person transaction that has not been previously approved or previously ratified under this procedure, and such transaction is pending or ongoing, it will be submitted to the Audit Committee or Audit Committee Chairman, as applicable, promptly, and the Audit Committee or Audit Committee Chairman will consider all of the relevant facts and circumstances available to the Audit Committee or Audit Committee Chairman as provided above. Based on the conclusions reached, the Audit Committee or Audit Committee Chairman, as applicable, will evaluate all options, including but not limited to, ratification, amendment or termination of the related person transaction.

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CORPORATE GOVERNANCE AND RELATED MATTERS

General

The following discussion summarizes certain corporate governance matters relating to the Company, including information about director independence, Board and Committee structure, function and composition, charters, policies and procedures. For additional information on the Company’s corporate governance, including copies of the charters approved by the Board for the Audit Committee, the compensation committee of the Board (“Compensation Committee”), the nominating and governance committee of the Board (“Nominating Committee”), the sciences and technology committee of the Board (“Science and Technology Committee”), and the Company’s Code of Conduct and Ethics, please visit the “Investors” section of the Company’s web site at http://www.dyadic.com/investors under Corporate Governance.

Board of Directors and Committees

Board of Directors

The Board is responsible for directing and overseeing the business and affairs of the Company. The Board represents the Company’s shareholders and its primary purpose is to build long-term shareholder value. The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters that, in accordance with good corporate governance, require Board approval. It also holds annual meetings and acts by unanimous written consent when an important matter requires Board action between scheduled meetings. The Board held five (5) meetings during 2019 and each of our directors attended all of those meetings in person or by teleconference.

We have a classified Board currently fixed at six members. The Board has four committees: Audit Committee, Compensation Committee, Nominating Committee, and Science and Technology Committee. Currently, Mr. Michael Tarnok serves as Chairman of the Board and Chairman of the Compensation Committee. Mr. Jack Kaye serves as Audit Committee Chairman, Dr. Seth Herbst serves as Chairman of the Nominating Committee, and Dr. Arindam Bose serves as Chairman of the Science and Technology Committee.

The Board’s Role in Risk Oversight
Our Board, as a whole and also at the committee level, has an active role in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s business and operations, including with respect to liquidity, financial reporting, governance and compliance, as well as the risks associated with these activities.

Independence of Directors

In evaluating the independence of its members and the composition of the committees of the Board, the Board utilizes the definition of independence as that term is defined under the published listing requirements of NASDAQ. The NASDAQ independence definition includes a series of objective tests. For example, an independent director may not be employed by us and may not engage in certain types of business dealings with the Company. In addition, as further required by NASDAQ rules, the Board has made a subjective determination as to each independent director that no relation exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and by the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management. We believe that Drs. Herbst, Bose and Buckland, as well as Messrs. Kaye and Tarnok qualify as independent directors. In addition, our Board has determined that each member of our Audit Committee is independent and is otherwise qualified to be a member of the Audit Committee in accordance with the rules of the SEC and NASDAQ.

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Committees of the Board

The Board has established an Audit Committee, a Compensation Committee, a Nominating Committee and a Science and Technology Committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The following table provides membership and meeting information for each of the Board committees:

Name	Audit	Compensation	Nominating	Science and Technology
Michael P. Tarnok	X	X*	X	—
Seth J. Herbst, M.D.	—	X	X*	X
Arindam Bose, Ph.D.	X	—	—	X*
Jack L. Kaye	X*	X	—	—
Barry C. Buckland, Ph.D.	—	—	X	X
Mark A. Emalfarb	—	—	—	X
_______________________________________________
* Committee Chairman

Audit Committee. The Audit Committee held four (4) meetings during the year ended December 31, 2019. The Audit Committee has oversight responsibility for quality and integrity of our consolidated financial statements. A copy of the Charter of the Audit Committee is available on our website, located at www.dyadic.com. The Audit Committee meets privately with members of our independent registered public accounting firm, has the sole authority to retain and dismiss the independent registered public accounting firm and reviews its performance and independence from management. The independent registered public accounting firm has unrestricted access and reports directly to the Audit Committee. The primary functions of the Audit Committee are to oversee (i) the audit of our consolidated financial statements and (ii) our internal financial and accounting processes.

The SEC and NASDAQ have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. Our Board has examined the composition of our Audit Committee and the qualification of our Audit Committee members in light of the current rules and regulations governing audit committee. Based upon this examination, our Board has determined that each member of our Audit Committee is independent and is otherwise qualified to be a member of our Audit Committee in accordance with the rules of the SEC and NASDAQ.

Additionally, the SEC requires that at least one member of the audit committee have a heightened level of financial and accounting sophistication. Such a person is known as the “audit committee financial expert” under the SEC’s rules. Our Board has determined that Mr. Kaye is an “audit committee financial expert”, as defined in Item 407(d)(5) of Regulation S-K and is an independent member of our Board and our Audit Committee. Please see Mr. Kaye’s biography included in this proxy statement for a description of his relevant experience.

Compensation Committee. The Compensation Committee held three (3) meetings during the year ended December 31, 2019. The duties and responsibilities of the Compensation Committee are set forth in the Charter of the Compensation Committee. A copy of the Charter of the Compensation Committee is available on our website, located at www.dyadic.com. As discussed in its charter, among other things, the duties and responsibilities of the Compensation Committee include evaluating the performance of the Chief Executive Officer, Chief Financial Officer and other key personnel of the Company, including, but not limited to, our incentive and equity-based plans. The Compensation Committee evaluates the performance of the Chief Executive Officer, Chief Financial Officer and other key personnel of the Company on an annual basis and reviews and approves on an annual basis all compensation programs and awards relating to such officers and key personnel. The Compensation Committee applies discretion in the determination of individual executive compensation packages to ensure compliance with the Company’s compensation philosophy. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation packages for officers other than himself.

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Nominating Committee. The Nominating Committee held two (2) meeting during the year ended December 31, 2019. The Nominating Committee’s functions include: establishing criteria for the selection of new directors to serve on the Board; identifying individuals believed to be qualified as candidates to serve on the Board; recommending candidates for all directorships to be filled by the Board or by the shareholders at an annual or special meeting; reviewing the Board’s committee structure and recommending to the Board the directors to serve on the committees of the Board; recommending members of the Board to serve as the respective chairs of the committees of the Board; developing and recommending to the Board, for its approval, an annual self-evaluation process of the Board and its committees and, based on those results, making recommendations to the Board regarding those board processes; and performing any other activities consistent with the committee’s charter, our bylaws and applicable law as the committee or the Board deems appropriate. A copy of the Charter of the Nominating Committee is available on our website, located at www.dyadic.com.

The Nominating Committee does not currently have any formal minimum qualification requirements that must be met by a nominee to serve as a member of the Board. The Nominating Committee will take into account all factors it considers appropriate, which may include experience, accomplishments, education, understanding of the business and the industries in which we operate, specific skills, general business acumen and the highest personal and professional integrity. The Nominating Committee generally seeks individuals with broad experience at the policy-making level in business, or with particular industry expertise. While we do not have a formal diversity policy for Board membership, we look for potential candidates that help ensure that the Board has the benefit of a wide range of attributes. We believe that all of our directors should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must also represent the interests of all shareholders.

The Nominating Committee currently has no fixed process for identifying new nominees for election as a director, thereby retaining the flexibility to adapt its process to the circumstances. The Nominating Committee has the ability, if it deems it necessary or appropriate, to retain the services of an independent search firm to identify new director candidates. The Nominating Committee has determined that it will consider any potential candidate proposed by a member of our Board or senior management. Any director candidate so proposed will be personally interviewed by at least one member of the Nominating Committee and our Chief Executive Officer and their assessment of his or her qualifications will be provided to the full Nominating Committee. For the Annual Meeting, the nominating committee received no proposals for new director candidates, and considered and nominated the incumbent Class I directors to serve as the nominees for re-election.

Our policy and procedures regarding director candidates recommended by shareholders are contained in the Nominating Committee’s charter. The Nominating Committee may consider for inclusion in its nominations for new directors any candidates recommended by shareholders, but must consider any candidate for director recommended by (i) any shareholder beneficially owning more than 5% of our outstanding common stock for at least one year as of the date the recommendation was made or (ii) a group of shareholders that beneficially owned, in the aggregate, more than 5% of our outstanding common stock, with each of the shares used to calculate that ownership held for at least one year as of the date the recommendation was made. The Nominating Committee will consider the candidate based on the same criteria established for selection of director nominees generally. The Nominating Committee reserves the right to reject any candidate in its discretion, including, without limitation, rejection of a candidate who has a special interest agenda other than the best interests of the Company and the shareholders, generally. Any shareholder who wishes to recommend for the Nominating Committee’s consideration a director candidate should abide by the following procedures:

•Submit the following written information about the candidate by mail to the Nominating Committee, c/o Dyadic International, Inc., 140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida 33477, Attention: Chair of Nominating Committee, the name, mailing address, telephone number, e-mail address, resume, business history, listing of other past and present directorships and director committees, any biotech industry experience and other relevant information;

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•Explain in the submission why the shareholder believes the candidate would be an appropriate member of our Board and the benefits and attributes that the candidate will provide to us in serving as a director;
•Provide evidence of the submitting party’s requisite ownership of our common stock along with the recommendation; and
•Indicate whether we may identify the shareholder in any public disclosures that we make regarding the consideration of the director candidate.

For a director candidate to be considered by the Nominating Committee for nomination at the Annual Meeting, the submission must have been received by us no later than March 9, 2020. No such submissions were received.

Science and Technology Committee. The Science and Technology Committee held two (2) meetings during the year ended December 31, 2019. The duties and responsibilities of the Science and Technology Committee are set forth in the Charter of the Science and Technology Committee. A copy of the Charter of the Science and Technology Committee is available on our website located at www.dyadic.com. As discussed in its charter, among other things, the duties and responsibilities of the Science and Technology Committee are following:

1)Review, evaluate and report to the Board regarding the performance of the Vice-President, Research and Development (and, his or her team), the contract research organizations being considered or working on behalf of the Company in achieving the strategic goals and objectives and the quality and direction of the Company’s biopharmaceutical research and development programs.
2)Identify and discuss significant emerging science and technology issues and trends.
3)Review the Company’s approaches to acquiring and maintaining a range of distinct technology positions (including but not limited to contracts, grants, collaborative efforts, alliances and capital investments).
4)Evaluate the soundness/risks associated with the technologies in which the Company is investing its research and development efforts.
5)Periodically review the Company’s overall patent strategies.

Shareholder Communications

Our Board believes that it is important for our shareholders to have a process to send communications to the Board. Accordingly, shareholders desiring to send a communication to the Board, or to a specific director, may do so by delivering a letter to the Secretary of the Company at 140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida 33477. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “shareholder-director communication.” All such letters must identify the author as the shareholder and clearly state whether the intended recipients of the letter are all of the members of our Board or certain specified individual directors. The Secretary will open such communications, make copies, and then circulate them to the appropriate director or directors.

Policy Concerning Director Attendance at Annual Meetings of Shareholders

While we encourage all members of our Board to attend our Annual Meeting of our shareholders, there is no formal policy as to their attendance at such meetings. All members of the Board attended the 2019 Annual Meeting of Shareholders.

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics, as amended, that applies to all employees, key consultants, officers, and directors of our company, including our principal executive officer, principal financial officer and principal accounting officer, or persons performing similar functions. Our Code of Conduct and Ethics is available on the “Corporate Governance” page of the “Investors” section of our website at www.dyadic.com. A copy of our Code of Conduct and Ethics can also be obtained free of charge by contacting our Secretary, c/o Dyadic

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International, Inc, 140 Intracoastal Pointe Drive, Suite 404, Jupiter, FL 33477. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of our Code of Conduct and Ethics by posting such information on our website.

Compensation of Directors

The following table sets forth the total compensation for our non-employee directors for the year ended December 31, 2019:

Name	Fees earned or paid in cash (1)	Stock awards ($)	Options awards ($) (1)(2)(3)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Michael P. Tarnok	$73,500	$—	$80,500	$—	$—	$—	$154,000
Jack L. Kaye (4)	$72,300	$—	$94,000	$—	$—	$—	$166,300
Seth J. Herbst, MD	$60,000	$—	$27,000	$—	$—	$—	$87,000
Arindam Bose, Ph.D.(4)	$67,500	$—	$94,000	$—	$—	$—	$161,500
Barry C. Buckland, Ph.D.	$60,000	$—	$27,000	$—	$—	$—	$87,000
___________________
Notes:
(1) Directors who are also employees or officers of the Company or any of its subsidiaries do not receive any separate compensation as a director. Non-employee directors receive an annual retainer for Board service of $60,000, paid in equal monthly installments. The annual stock option award for non-employee directors is 50,000 options. Prior to June 25, 2019, a director who served as Chairman of the Board also received an additional annual retainer of $12,000 paid in equal monthly installments and a director who served as Chair of the Audit Committee also received an additional annual retainer of $9,600 paid in equal monthly installments. All options granted to directors prior to June 25, 2019 vest 25% upon grant and the remaining 75% will vest annually in equal installments over four years. Effective June 25, 2019, the following changes were made: (1) a director who serves as Chairman of the Board, Chair of the Audit Committee, and Chair of the Science and Technology Committee shall each receive an additional annual retainer of $15,000 and 25,000 stock options, and (2) all options granted to directors will vest upon the one-year anniversary subsequent to the grant date. Accordingly, additional 25,000 options were granted to Mr. Tarnok, Mr. Kaye and Dr. Bose on June 25, 2019, and monthly installments based on the new annual retainer rate were applied starting from July 2019.
(2) The Stock Option Awards represented the grant date fair market value of each option granted in 2019, computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be recognized by the named directors. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statements.
(3) Options to purchase 280,000 shares (Mr. Tarnok), 280,000 shares (Mr. Kaye), 350,000 shares (Mr. Herbst), 280,000 shares (Mr. Bose), and 85,000 shares (Mr. Buckland) were outstanding at December 31, 2019.
(4) In January 2019, the following special awards were granted: (1) additional 25,000 options were granted to Mr. Kaye in recognition of the level of effort required of him in his role as the Chair of the Audit Committee and member of the Compensation Committee, and (2) additional 25,000 options were granted to Dr. Bose in recognition of his contributions to the Company’s R&D strategies and accomplishments.

COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS

Philosophy and Objectives
The philosophy underlying our executive compensation program is to provide an attractive, flexible and market-based total compensation program tied to performance and aligned with the interests of our shareholders. Our objective is to recruit and retain the caliber of executive officers and other key employees necessary to deliver sustained high performance to our shareholders, customers, and communities where we have a strong presence. Our executive compensation program is an important component of these overall human resources policies. Equally important, we view compensation practices as a means for communicating our goals and standards of conduct and

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performance and for motivating and rewarding employees in relation to their achievements.  The organization’s executive compensation program is designed to:
•Encourage the attraction and retention of high-caliber executives.
•Provide a competitive total compensation package, including benefits.
•Reinforce the goals of the organization by supporting teamwork and collaboration.
•Ensure that pay is perceived to be fair and equitable.
•Be flexible to potentially reward individual accomplishments as well as organizational success.
•Ensure that the program is easy to explain, understand, and administer.
•Balance the needs of both the Company and employees to be competitive with the limits of available financial resources.
•Ensure that the program complies with state and federal legislation.
From time to time, the Company will consult with a compensation specialist to determine whether its overall compensation practices and policies are appropriate for the specific market conditions for the Company and the industries in which it operates.
Summary Compensation Table
The following table summarizes the compensation paid or accrued to our “named executive officers” (as defined by the SEC’s disclosure requirements) during the fiscal years 2019 and 2018:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)(3)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other payments ($) (4)	Total ($)
Mark A. Emalfarb (*)	2019	$440,000	$250,000	$—	$156,000	$—	$—	$228,049	$1,074,049
President, CEO and Director	2018	$393,012	$200,000	$—	$99,900	$—	$—	$468,891	$1,161,803
Ping W. Rawson (5)	2019	$220,000	$56,250	$—	$114,250	$—	$—	$8,807	$399,307
Chief Financial Officer	2018	$199,755	$—	$—	$34,600	$—	$—	$7,996	$242,351
Ronen Tchelet, Ph.D. (6)	2019	$207,647	$41,193	$—	$57,000	$—	$—	$—	$305,840
VP of Research and Business Development	2018	$212,320	$—	$—	$23,400	$—	$—	$11,759	$247,479
Matthew S. Jones (7)	2019	$269,450	$82,954	$—	$57,000	$—	$—	$—	$409,404
Managing Dir. of Bus. Dev and Licensing	2018	$273,058	$—	$—	$40,000	$—	$—	$—	$313,058
___________________
Notes:
(*) Mr. Emalfarb also serves on the Board, for which he receives no direct, indirect or incremental compensation.
(1) All 2019 bonuses were accrued at December 31, 2019 and paid in January 2020. Mr. Emalfarb’s 2018 bonus was accrued at December 31, 2018 and paid in January 2019.
(2) The Option Awards amount reported in this column represented stock options granted in 2018 and 2019 (including annual share-based compensation awards for all named executives, and Ms. Rawson’s awards upon promotions for 2019 and 2018 in the amount of $55,250 and $22,000, respectively), vesting upon grant, or the one or four-year anniversary in accordance with their individual employment agreement or consulting agreement.
(3) The Option Awards amount reported in this column represented the grant date fair market value of each option granted, computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be recognized by the named executive officers. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statements. The table above does not include the value of the following performance-based vesting stock options, as the achievement of

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the conditions was not deemed probable at the grant date and the value of the awards was deemed zero in accordance with ASC 718.
•Upon the Company’s uplisting to the NASDAQ in April 2019, 400,000 shares of performance-based vesting stock options granted to Mr. Emalfarb in 2016 became vested, and the related estimated value of the awards at the grant date in the amount of $392,000 was recorded in 2019 in accordance with FASB ASC Topic 718.
•Upon the achievements of different conditions in 2019, 175,000 shares of performance-based vesting stock options granted to Ms. Rawson in 2018 became vested, and the related estimated value of the awards at the grant date in the amount of $91,250 was recorded in 2019 in accordance with FASB ASC Topic 718.
(4) Other payments includes following:
•Mr. Emalfarb received $12,891 for car allowance in both years. The Company’s contribution to the 401(k) retirement plan were $11,200 and $11,000 for 2019 and 2018, respectively. He also received $204,000 and $445,000 for installment payments relating to his prior employment agreement for 2019 and 2018, respectively.
•Ms. Rawson received $8,807 and $7,996 for the Company’s contribution to the 401(k) retirement plan in 2019 and 2018, respectively.
•Mr. Tchelet received $11,759 for sales commission earned in 2018.
(5) Ms. Rawson was promoted to Chief Financial Officer in June 2019, and she previously served as the Company’s Chief Accounting Officer since March 2018. Prior to that, Ms. Rawson was the Company’s Director of Financial Reporting.
(6) The amounts represent the compensation for services of Mr. Tchelet for the year ended December 31, 2018 and 2019, in accordance with the Sky Blue Biotech Agreement indicated below.
(7) The amounts represent the compensation for services of Mr. Jones for the year ended December 31, 2018 and 2019, in accordance with the Jones Consultant Agreement indicated below.

Employment Arrangements
Mark A. Emalfarb
On June 21, 2016, the Company entered into an employment agreement (the “Emalfarb Agreement”) with Mr. Emalfarb. The Emalfarb Agreement has an initial term of three years and automatic renewals of two years at the end of each term, unless either party provides a notice of nonrenewal, and provides that Mr. Emalfarb be employed as our President and Chief Executive Officer and that we will cause Mr. Emalfarb to be elected as a member of the Board. The material terms of the Emalfarb Agreement are summarized below:
Base Salary and Bonus. The Emalfarb Agreement provided for an annual base salary of $375,000, which was increased to $405,000 in January 2019, to $475,000 in June 2019, and to $500,000 in January 2020, in recognition of his successful efforts in every area of the business in 2018 and 2019. The Emalfarb Agreement also provided for an annual bonus award, with the timing and amount of any such bonus determined in the sole discretion of the Compensation Committee of the Board, which determined to award Mr. Emalfarb a cash bonus of $200,000 for 2018 and $250,000 for 2019.

Performance Stock Options. The Emalfarb Agreement provided Mr. Emalfarb the opportunity to be awarded annual stock option grants. Each such annual option incentive stock option grant will be to purchase up to three hundred thousand (300,000) shares of common stock (the “Maximum Option Bonus”) based on performance achievements. Performance incentives will be based solely on the Compensation Committee’s evaluation of Mr. Emalfarb’s performance during that time period.

For fiscal years 2019 and 2018, Mr. Emalfarb received a stock option grant to purchase 300,000 shares of common stock for his annual performance, representing 100% of the Maximum Option Bonus. All options granted to Mr. Emalfarb for fiscal year 2018 vested immediately upon grant and have a five-year term from the date of grant. All options granted to Mr. Emalfarb for fiscal year 2019 vest annually in equal installments over four years and have a ten-year term from the date of grant.

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Stock Exchange Stock Option. In addition, Mr. Emalfarb received a stock option grant to purchase up to four hundred thousand (400,000) shares of common stock at an exercise price of $1.67, equal to the closing price of Dyadic common stock on June 21, 2016. The stock option would vest and become exercisable only if the Company’s shares of common stock commence trading on the NASDAQ Capital Markets or other stock exchange approved by the Board. The Stock Exchange stock option grant has a five-year term. All 400,000 stock options granted to Mr. Emalfarb in 2016 became vested, upon the Company’s uplisting to the NASDAQ in April 2019.

Licensing/Collaboration Transaction Stock Options. A stock option to purchase up to six hundred thousand (600,000) shares of common stock shall be proportionally awarded, vest and become exercisable when each of three (3) Bona Fide Licensing / Collaboration Transactions are entered into with the Company. A Bona Fide transaction is defined as a license, joint venture or other collaboration for a specific biologic with the intent to commercialize and/or a license agreement that generates a cumulative five million dollars in non-refundable cash, or when either the vaccine or biologics pharmaceutical business categories are sold. On November 12, 2019, the Company entered into an amendment (the “Amendment”) to the Emalfarb Agreement. Pursuant to the Amendment, the stock options to be awarded to Mr. Emalfarb upon the Company entering into a first or second licensing and/or collaboration transaction, as provided in the Emalfarb Agreement, shall each be awarded on the date of the relevant licensing and/or collaboration transaction and shall each have a fixed exercise date on the tenth anniversary of the date of grant.

Severance Terms. Mr. Emalfarb will be eligible for severance benefits comparable to other executives at his level. In addition, if Mr. Emalfarb’s employment is terminated by the Company without cause, by Mr. Emalfarb for good reason, or due to Mr. Emalfarb’s death or disability, then the Company shall fulfill its obligations as for annual base salary through the effective date of termination and he will be entitled to receive his accrued but unpaid vacation through the date thereof plus, in the sole discretion of the Compensation Committee, the Maximum Option Bonus and performance incentive may be awarded. In addition, all of Mr. Emalfarb’s unvested Stock Exchange Stock Options and Licensing/Collaboration Transaction Stock Options will vest immediately in the event milestones for which the options would have been awarded are achieved within one year from the date of termination or upon a change of control.

Change of Control. In the sole discretion of the Compensation Committee, Mr. Emalfarb may be awarded an additional bonus on or before the occurrence of a change of control.

Side Letter. In connection with the execution of the Emalfarb Agreement, the Company and Mr. Emalfarb entered into a separate agreement (the “Side Letter”) under which the Company agreed to pay Mr. Emalfarb in monthly installments over the initial term of the Emalfarb Agreement, $1,335,000, equal to the amount of the severance payments that would have been payable under his previous employment agreement if Mr. Emalfarb resigned for “good reason” in connection with a change in control. All payments under this Side Letter have been made, and the Company has no additional obligation associated with this Side Letter as of June 2019.

Ping W. Rawson
In connection with Ping Rawson’s appointment as the Company’s Chief Financial Officer in June 2019, the Board approved her base salary at $225,000 per year, which was increased to $231,750 per year in January 2020, which increase was consistent with annual increases for the majority of the Company’s employees. Ms. Rawson will also receive discretionary annual cash bonuses and other equity compensation as determined by the Company.
For fiscal year 2019, Ms. Rawson received stock option grants to purchase 100,000 shares of common stock for her annual performance in January 2019 and additional 25,000 options associated with her promotion to the CFO in June 2019. Ms. Rawson also received a cash bonus of $56,250 based on her annual performance.

In connection with Ms. Rawson’s appointment as the Company’s Accounting Officer in March 2018, the Company granted Ms. Rawson a sign-on award of 50,000 stock options that will vest annually in equal installments over four years, and a conditional award of 50,000 stock options that would vest upon the Company’s becoming an SEC reporting entity. In November 2018, the Company granted Ms. Rawson a special performance-based award of 125,000 options, which would vest upon the Company’s successful uplisting to the NASDAQ or a national stock

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exchange. Ms. Rawson will be eligible for twelve (12) months of severance benefits, if her services are no longer required due to a change of control or any reason other than for cause. A total of 175,000 of the options vested upon the Company becoming an SEC reporting entity and listing on the NASDAQ in 2019.

Ronen Tchelet, Ph.D.

We entered into a consulting agreement with Sky Blue Biotech kft, dated January 1, 2016 (the “Sky Blue Biotech Agreement”), to engage Mr. Tchelet to serve as our Vice President of Research and Business Development. The engagement term of the Sky Blue Biotech Agreement is one year and will renew annually on the anniversary date of the agreement, unless the Company or Mr. Tchelet provides notice of non-renewal any time after the one year anniversary date with not less than 90 days’ notice. Mr. Tchelet is subject to an annual performance evaluation and adjustment of his base consulting fees, in the sole discretion of the Company. Mr. Tchelet was compensated EUR €180,000 per annum in 2018 for the consulting services provided, which was increased to EUR €185,400 per annum in January 2019, and to EUR €190,962 in January 2020, which increase was consistent with annual increases for the majority of the Company’s employees.
Mr. Tchelet is also eligible for a discretionary annual target bonus of up to 40% of his base contract amount if specific performance targets are met. For fiscal year 2019, Mr. Tchelet received a cash bonus of EUR €37,080. For fiscal years 2019 and 2018, Mr. Tchelet received stock option grants to purchase 75,000 and 100,000 shares of common stock for his annual performance, respectively. All options granted to Mr. Tchelet for fiscal years 2019 and 2018 vest upon the one-year anniversary and have a ten-year term from the date of grant.

During the engagement period, Mr. Tchelet shall be entitled to reimbursement of all business travel, entertainment and other business expenses reasonably incurred in the performance of his duties for the Company. Additionally, if the Company enters into a licensing agreement or research and development agreement sourced and developed by Mr. Tchelet during the engagement period, Mr. Tchelet shall receive the following: (i) a commission of up to 1% of the up-front licensing revenue and (ii) a commission of up to 2.5% of the research and development revenue. Commissions will be paid quarterly within 30 days of the Company’s receipt of payment.

Mr. Tchelet is subject to certain restrictive covenants, including Company ownership of Mr. Tchelet’s work product which shall remain the sole and exclusive property of the Company, non-disclosure for five years following the date of execution of the agreement or for three years following the termination of agreement whichever is last to occur, and non-solicitation for five years following the termination of the Sky Blue Biotech Agreement.

Matthew S. Jones
We entered into a consulting agreement with Novaro Ltd. dated March 31, 2017 (the “Jones Consultant Agreement”) to engage Mr. Jones as our Managing Director Business Development and Licensing. The engagement term of the Jones Consultant Agreement is one year and will renew annually on the anniversary date of the agreement, unless the Company or Novaro Ltd. provides notice of non-renewal any time after the first annual anniversary date with then not less than 90 days’ notice. Mr. Jones is subject to an annual performance evaluation and adjustment of his base consulting fees, in the sole discretion of the Company. Mr. Jones was compensated GBP £203,528 per annum in 2018 for the consulting services provided, which was increased to GBP £209,634 per annum in January 2019, and to GBP £215,923 in January 2020, which increase was consistent with annual increases for the majority of the Company’s employees.
Mr. Jones is also eligible for a discretionary annual target bonus of up to 40% of the base contract value if specific performance targets are met as specified in the Jones Consultant Agreement. For fiscal year 2019, Mr. Jones received a cash bonus of GBP £62,890. For fiscal years 2019 and 2018, Mr. Jones received stock option grants to purchase 50,000 and 100,000 shares of common stock for his annual performance, respectively. In March 2018, the Company granted Mr. Jones a special award of 50,000 stock options in recognition of his achievements in business development. All options granted to Mr. Jones during fiscal years 2019 and 2018 vest upon the one-year anniversary and have a ten-year term from the date of grant.

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During the engagement period, Mr. Jones shall be entitled to reimbursement of all business travel, entertainment and other business expenses reasonably incurred in the performance of his duties on behalf of the Company. Mr. Jones is subject to certain restrictive covenants, including Company ownership of Mr. Jones’ work product which shall remain the sole and exclusive property of the Company, non-disclosure for five years following the date of execution of the agreement or for three years following the termination of agreement whichever is last to occur, and non-solicitation for five years following the termination of agreement.

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the outstanding equity award holdings held by our “named executive officers” (as defined by the SEC’s disclosure requirements) at December 31, 2019.

		Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name		(#) exercisable	(#) unexercisable	(#)	($)		(#)	($)	(#)	($)
Mark A. Emalfarb		100,000	—	—	1.67	6/20/2021	—	—	—	—
		400,000	—	—	1.67	6/20/2021	—	—	—	—
		150,000	—	—	1.63	1/3/2022	—	—	—	—
		270,000	—	—	1.39	1/2/2023	—	—	—	—
		300,000	—	—	1.87	1/2/2024	—	—	—	—
Ping W. Rawson	(1)	18,750	6,250	—	1.62	6/26/2026	—	—	—	—
	(1)	5,945	5,945	—	1.63	1/3/2027	—	—	—	—
	(1)	7,500	22,500	—	1.39	1/2/2028	—	—	—	—
		50,000	—	—	1.44	3/19/2028	—	—	—	—
	(1)	12,500	37,500	—	1.44	3/19/2028	—	—	—	—
		125,000	—	—	1.76	11/16/2028	—	—	—	—
	(1)	—	100,000	—	1.87	1/2/2029	—	—	—	—
		25,000	—	—	6.26	6/28/2029	—	—	—	—
Ronen Tchelet, Ph.D.	(1)	150,000	50,000	—	1.57	1/18/2026	—	—	—	—
		50,000	—	—	1.63	1/3/2027	—	—	—	—
		60,000	—	—	1.39	1/2/2028	—	—	—	—
	(2)	—	100,000		1.87	1/2/2029	—	—	—	—
Matthew S. Jones		40,000	—	—	1.63	1/3/2027	—	—	—	—
		50,000	—	—	1.39	1/2/2028	—	—	—	—
		50,000	—	—	1.44	3/19/2028	—	—	—	—
	(2)	—	100,000	—	1.87	1/2/2029	—	—	—	—
___________________
Notes:
(1) The options vest annually in equal installments over four years subsequent to the grant date.
(2) The options will vest upon the one-year anniversary subsequent to the grant date.

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Pension Benefits
The Company has a 401(k) defined contribution plan (the “401(k) Plan”) in place, under which participants may elect to defer up to 100% of their compensation up to a maximum amount determined annually pursuant to Internal Revenue Service regulations. Employee contributions may begin 90 days after the date of hire and are immediately vested. The 401(k) Plan provides a safe harbor basic match contribution for all eligible employees who make salary deferrals. The match contribution is equal to 100% of the employee’s salary deferral up to 4% of such employee’s annual deferred compensation. This match contribution is credited to the employee’s account and is 100% vested at the time of contribution.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1 - ELECTION OF CLASS I DIRECTORS

General

We have a classified Board currently fixed at six members. Our Board is divided into three classes currently consisting of two Class I directors, two Class II directors, and two Class III directors. One class of directors is elected each year at our Annual Meeting of Shareholders for an approximate three-year term. The term of the Class I directors expires at the Annual Meeting.

Our Nominating Committee is charged with identifying, evaluating and recommending director nominees to the Board. There are no minimum qualifications for nomination of directors. The Nominating Committee generally seeks individuals with broad experience at the policy-making level in business, or with particular industry expertise. While we do not have a formal diversity policy for board membership, we look for potential candidates that help ensure that the Board has the benefit of a wide range of attributes. We believe that all of our directors should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must also represent the interests of all shareholders.

The Board has nominated Seth J. Herbst, M.D. and Arindam Bose, Ph.D. to stand for re-election as Class I directors. If elected, Dr. Herbst and Dr. Bose will serve for a term expiring in 2023.

We expect each such nominee for election as Class I directors to be able to serve, if elected. If either is unable to serve, proxies may be voted for a substitute nominee so designated by the present Board.

Vote Required

The affirmative vote of a plurality of the votes cast, by proxy, at the Annual Meeting by the holders of shares of our common stock entitled to vote at the Annual Meeting is required for the election of each nominee as Class I director. You may vote FOR or WITHHELD with respect to the election of such director. Only votes FOR or WITHHELD are counted in determining whether a plurality has been cast in favor of a director. Votes WITHHELD and broker non-votes are not counted for purposes of the election of directors, although they are counted for purposes of determining whether there is a quorum. Shareholders do not have the right to cumulate their votes for directors.

Recommendation of the Board

The Board recommends shareholders vote FOR the election of the nominees as Class I directors.

Nominees for Election as Directors

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The following information is given with respect to the nominees for election as Class I directors at the Annual Meeting:

Seth J. Herbst, M.D., 63, has been on the Board since June 2008 and currently serves as chairman of the Company’s Nominating Committee. Heals serves on the Company’s Compensation Committee. He is a board-certified obstetrician/gynecologist who is also board certified in advanced laparoscopic and minimally invasive gynecologic surgery.  Dr. Herbst is the founder and President of the Institute for Women’s Health and Body (“IWHB”) which was founded in May of 1997, an OB/GYN practice with multiple locations in Palm Beach County, Florida.  He is the co-founder of Visions Clinical Research which was founded in 1999, and performs medical and surgical clinical trials throughout the United States. Dr. Herbst founded IWHB of Palm Beach, a Physician Management Group that currently employs 43 providers, which he actively directs the operations on a daily basis. Dr. Herbst is a member of the board of directors of Palms West Hospital in Loxahatchee, Florida. Dr. Herbst is also a consultant for multiple medical device companies in the United States and a member of medical advisory boards for these and other companies. He received his B.S. degree from American University in 1978 and his medical degree from Universidad del Noreste School of Medicine in Tampico, Mexico in 1983.  Dr. Herbst completed his OB/GYN residency and was Chief Resident at Long Island College Hospital in Brooklyn, New York.
Arindam Bose, Ph.D., 67, joined the Board on August 15, 2016 and currently serves as chairman of the Company’s Science and Technology Committee. He also serves on the Company's Audit Committee. Dr. Bose retired from Pfizer Worldwide Research & Development in 2016 after 34 years in leadership roles in bioprocess development and clinical manufacturing. Dr. Bose’s final position at Pfizer was Vice-President, Biotherapeutics Pharmaceutical Sciences External Affairs and Biosimilar Strategy with responsibility for external sourcing, competitive intelligence and external influencing as well as for executing the technical development plan for Pfizer’s entry into biosimilars. He is widely recognized as a Key Thought Leader in the biopharmaceutical industry. Dr. Bose has served as the Chair of the Biologics and Biotechnology Leadership Committee of the Pharmaceutical Research and Manufacturers of America (PhRMA), the chief advocacy arm of the US pharmaceutical industry. His outstanding accomplishments and service to the profession have been recognized by his election as “Fellow” of 3 leading professional organizations: American Chemical Society, American Institute of Chemical Engineers and American Institute for Medical and Biological Engineering. Dr. Bose was elected to the US National Academy of Engineering in February 2017 for innovative research in biologics manufacturing. Dr. Bose currently provides consulting services in bioprocessing to several start-up biotechnology companies including a part-time process development management role at Akero Therapeutics (NASDAQ: AKRO). He received a Ph.D. in chemical engineering from Purdue University, a M.S. from the University of Michigan, Ann Arbor and a B. Tech from the Indian Institute of Technology, Kanpur.
Directors Continuing in Office
The following information is provided with respect to the directors who are not nominees for election as directors at the Annual Meeting:

Name	Age	Class	Term Expiring	Date of Appointment
Jack L. Kaye	76	II	2021	May 2015
Barry C. Buckland, Ph.D.	72	II	2021	January 2018
Michael P. Tarnok, Chairman	65	III	2022	June 2014
Mark A. Emalfarb	65	III	2022	October 2004

Mark A. Emalfarb, President, Chief Executive Officer and Director
Mark A. Emalfarb is the founder of Dyadic, and currently serves as the Chief Executive Officer and a member of the Board and Science and Technology Committee. He has been a member of the Board and has

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previously served as its Chairman from October 2004 until April 2007 and from June 2008 until January 2015. Since founding the predecessor to Dyadic in 1979, Mr. Emalfarb has served as a Director, President and Chief Executive Officer for substantially all of that time and has successfully led and managed the evolution of Dyadic from its origins as a pioneer and leader in providing ingredients used in the stone-washing of blue jeans to the discovery, development, manufacturing and commercialization of specialty enzymes used in various industrial applications and the development of an integrated technology platform based on Dyadic’s patented and proprietary C1 fungal microorganism. Mr. Emalfarb is an inventor of over 25 U.S. and foreign biotechnology patents and patent applications resulting from discoveries related to the patented and proprietary C1 fungus and has been the architect behind its formation of several strategic research and development, manufacturing and marketing relationships with U.S. and international partners. Mr. Emalfarb earned his B.A. degree from the University of Iowa in 1977.
Michael P. Tarnok, Chairman, Director
Michael P. Tarnok joined the Board on June 12, 2014 and currently serves as chairman of the Company’s Compensation Committee. He also serves on the Company’s Audit and Nominating Committees, and on January 12, 2015 Mr. Tarnok was appointed Dyadic’s Chairman of the Board. Mr. Tarnok is also currently a board member of Ionetix, Inc. In addition, Mr. Tarnok’s previously served as a board member for Global Health Council, and Keryx Biopharmaceuticals, Inc., where he also served as Chairman of the board of directors. Mr. Tarnok is a seasoned finance and operational executive with extensive pharmaceutical industry experience in a wide range of functional areas. He spent the majority of his career at Pfizer Inc., which he joined in 1989 as Finance Director-US Manufacturing and from 2000 to 2007 served as a Senior Vice President in Pfizer’s US Pharmaceutical Division. In this position, Mr. Tarnok managed multiple responsibilities for the division including, finance, access contracting, trade management, information technology, Sarbanes-Oxley compliance and the Greenstone generics division. Prior to joining Pfizer, Mr. Tarnok worked primarily in financial disciplines for ITT Rayonier, Inc., Celanese Corporation and Olivetti Corporation of America. Mr. Tarnok earned an M.B.A. in Marketing from New York University and a B.S. in Accounting from St. John’s University.
Jack L. Kaye, Director
Jack L. Kaye joined the Board in May 2015 and currently serves as chairman of the Company’s Audit Committee. He also serves on the Company’s Compensation Committee. Mr. Kaye is currently the Chairman of the audit committee and a member of the compensation committee and special transaction pricing committee of uniQure B.V. where he has served since May 2016. Mr. Kaye’s prior board service includes Keryx Biopharmaceuticals Inc., a position he has held from 2006 to May 2016 where he served as Chairman of the audit committee and he was also a member of their nominating and governance committee. He also served on the boards of Tongli Pharmaceuticals (USA) Inc. and Balboa Biosciences, Inc., where he served as Chairman of both audit committees. In the past, Mr. Kaye was selected to participate on several dissident board slates which included the Astellas, Inc./OSI, Roche Pharmaceuticals, Inc./Illumina and the Horizon, Inc./Depomed M&A transactions. Mr. Kaye was a partner at Deloitte LLP from 1978 until May 2006, when he retired. At Deloitte, Mr. Kaye was responsible for serving a diverse client base of public and private, global and domestic companies in a variety of industries. Mr. Kaye has extensive experience consulting with clients on accounting and reporting matters, private and public debt financings, SEC rules and regulations and corporate governance/ Sarbanes-Oxley issues. In addition, he has served as Deloitte’s Tristate liaison with the banking and finance community and assisted clients with numerous merger and acquisition transactions. Mr. Kaye served as Partner-in-Charge of Deloitte’s Tri-State Core Client practice, a position he held for more than twenty years. He earned a B.B.A. from Baruch College and is a Certified Public Accountant.
Barry C. Buckland, Ph.D., Director
Barry Buckland, Ph.D. joined the Board in January 2018 and currently serves on the Company's Science and Technology Committee. Dr. Buckland retired from Merck Research Laboratories in 2009 after 28 years of contributions to the Bioprocess R&D group, including more than 12 years as leader in the position of Vice President. Since leaving the Merck Research Laboratories, Dr. Buckland has headed up his own consulting company (BiologicB, LLC). He also is President of Engineering Conferences International (ECI), a not-for-profit organization which organizes prestigious conferences with an engineering focus. Dr. Buckland has chaired successful conference

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such as Microbial Engineering I and Vaccine Technology Conferences I to IV. He is also a visiting professor at University College London in the Biochemical Engineering Department and is the author or co-author of more than 70 publications. His previous board experience includes Enumeral Biomedical and Mucosis. Dr. Buckland was a Senior Advisor to Protein Sciences until they were purchased by Sanofi in 2017. Dr. Buckland became Executive Director of NIIMBL (National Institute for Innovation for Manufacturing Biopharmaceuticals) in 2017. Dr. Buckland was elected to the USA National Academy of Engineering in 1997. In 2008, Dr. Buckland was awarded the ACS Marvin Johnson award for Biotechnology. In 2009, Dr. Buckland was awarded the Discoverers Award by the Pharmaceutical Research and Manufacturers of America (PhRMA) for his role in the discovery and development of GARDASIL, an effective vaccine against HPV. He was one of three recipients.
Our directors hold office for terms of approximately three years or until the earlier of their death, resignation or removal or until their successors have been elected and qualified. Our officers are elected annually by the Board and serve at the discretion of the Board (see Executive Officers). There are no family relationships among our directors and executive officers. Our directors have neither been convicted in any criminal proceeding during the past 10 years nor are parties to any judicial or administrative proceeding during the past 10 years that resulted in a judgment, decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws or commodities laws. Similarly, no bankruptcy petitions have been filed by or against any business or property of any of our directors or officers, nor has any bankruptcy petition been filed against a partnership or business association in which these persons were general partners, directors or executive officers.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Mayer Hoffmann McCann P.C. (“MHM”), audited our consolidated financial statements for the year ended December 31, 2019. We had no disagreements with MHM on accounting and financial disclosures. The Audit Committee has appointed MHM to serve as our independent registered public accounting firm for the year ending December 31, 2020. MHM has advised the Company that it has no direct or indirect financial interest in the Company. Substantially all MHM’s personnel, who work under the control of MHM shareholders, are employees of wholly-owned subsidiaries of CBIZ, Inc. (“CBIZ”), which provides personnel and various services to MHM in an alternative practice structure.

The Audit Committee has reviewed the fees described below and concluded that the payment of such fees is compatible with maintaining MHM’s independence.

The following table presents fees billed, by our independent registered public accounting firm for professional services, in the years indicated, by category, as described in the notes to the table.

	Years Ended December 31,
	2019	2018
Audit fees (1)	$138,700	$146,000
Audit-related fees (2)	11,000	25,500
Tax fees (3)	13,500	42,900
Total fees	$163,200	$214,400
___________
Notes:
(1) Audit fees consist of fees billed for professional services by MHM for audit and quarterly review of our consolidated financial statements or services that are normally provided by the accountant in connection with statutory and regulatory filing or engagement for those years related to our periodic and current OTC Markets (2018), NASDAQ Capital Markets, and SEC filings and registration statements.

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(2) Audit-related fees consist of fees billed for professional services by MHM for assurance and related services that are reasonably related to the performance of the audit or quarterly review of our consolidated financial statements that are not reported under “Audit fees” above.
(3) Tax fees consist of fees billed for tax professional services by MHM with respect to the IRS audit and by an affiliate of MHM for the Netherlands subsidiary.

We expect one or more representatives of MHM to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect them to be available to respond to appropriate questions.

Vote Required

The affirmative vote of the holders of a majority of all shares casting votes, by proxy, at the Annual Meeting is required to ratify the appointment of MHM as our independent registered public accounting firm for the year ending December 31, 2020. You may vote FOR, AGAINST or ABSTAIN with respect to the ratification of appointment of MHM as our independent registered public accounting firm. A properly executed proxy marked ABSTAIN with respect to this proposal will not be voted FOR or AGAINST this proposal. Broker non-votes will not be considered as votes cast FOR or AGAINST this proposal. Brokers have discretion to vote shares with respect to this proposal, unless a shareholder directs their broker otherwise.

Recommendation of the Board

The Company’s Board recommends a vote FOR this proposal.

Pre-Approval of Services

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval. Any proposed services not included within the list of pre-approved services or any proposed services that will cause the Company to exceed the pre-approved aggregate amount requires specific pre-approval by the Audit Committee. All audit fees, audit-related fees, tax fees, and other fees listed in the table above were approved by the Audit Committee pursuant to its pre-approval policies and procedures.

Audit Committee Report

The Audit Committee reports as follows:
The Company’s management has the primary responsibility for the Company’s financial statements and the reporting process, including disclosure controls and the system of internal control over financial reporting. The Audit Committee, in its oversight role has:
•Reviewed and discussed the annual audited financial statements as of and for the fiscal year ended December 31, 2019 with management;
•Discussed with the Company’s independent registered public accountants the overall scope of, and plans for, their respective audits and has met with the independent registered public accountants, with and without management present, to discuss the Company’s financial reporting process and internal accounting controls in addition to other matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”), as may be modified or supplemented;

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•Received from the independent registered public accountants written disclosures and the letter regarding the independence of the independent registered public accountants required by the PCAOB, and has discussed with the independent registered accountants their independence from the Company and its management;
•An established charter outlining the practices it follows. The Audit Committee’s charter is available on the Company’s website at www.dyadic.com under the heading “Investors”; and
•Procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company’s independent registered public accountants. The Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, engagements may arise during the course of the year that are outside the scope of the initial services and fees approved by the Audit Committee. Any such additional engagements are approved by the Audit Committee or by the Audit Committee Chair pursuant to authority delegated by the Audit Committee. For each category of proposed service, the independent registered public accountants are required to confirm that the provision of such services does not impair their independence. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted above were authorized and approved by the Audit Committee in compliance with the pre-approval procedures described herein.

Based on the Audit Committee’s review and discussions with management and the Company’s independent registered public accountants as described in this report, the Audit Committee recommended to the Board of Directors that the audited Consolidated Financial Statements as of and for the fiscal year ended December 31, 2019, be included in the 2019 Form 10-K.

Audit Committee of the Board of Directors

Jack L. Kaye, Chairman
Michael P. Tarnok
Arindam Bose

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PROPOSAL 3: ADVISORY VOTE ON COMPENSATION OF

THE COMPANY’S NAMED EXECUTIVE OFFICERS

Proposal 3 seeks an advisory vote on the compensation of the Company’s Named Executive Officers. Shareholders are urged to read the “Compensation and Other Information Concerning Officers” section of this Proxy Statement and the “Executive Compensation” section of our Annual Report on Form 10-K, which discusses the Company’s executive compensation policies and procedures and contains tabular information and narrative discussion about the compensation of the Named Executive Officers.

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for determining and setting the Named Executive Officers’ executive compensation, values the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers.

Vote Required

The votes that shareholders cast FOR must exceed the votes that unit owners cast AGAINST to approve the advisory vote on compensation of our Named Executive Officers. You may vote FOR, AGAINST, of ABSTAIN with respect to the advisory vote on compensation of our Names Executive Officers. A properly executed proxy marked ABSTAIN with respect to this proposal will not be voted FOR of AGAINST this proposal. Broker non-votes will not be considered as votes cast FOR or AGAINST this proposal.

Recommendation of the Board

The Board recommends that you consider and vote FOR the following resolution: “Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s Proxy Statement and Form 10-K pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the “Compensation and Other Information Concerning Officers” and “Executive Compensation” sections of such documents.”

Because your vote is advisory on Proposal 3, it will not be binding on the Board or the Company. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding the Named Executive Officers’ compensation.

SHAREHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING

Shareholders of the Company wishing to include proposals in the proxy material relating to the 2021 Annual Meeting of Shareholders must submit the same in writing so as to be received at the executive offices of the Company on or before January 9, 2021. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals. Proposals should be addressed to the Secretary of the Company at its offices, at 140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida 33477.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at the 2021 Annual Meeting of Shareholders, the rules of the SEC permit the individuals named as proxies to vote shares represented by properly executed proxies in each individual’s discretion if the Company receives notice of the proposal no earlier than March 1, 2021 but no later than March 31, 2021. Notices of intention to present proposals at the 2021 Annual Meeting of Shareholders should be addressed to Secretary of the Company at its offices, at 140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida 33477.

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FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our business, results or condition to differ materially from those expressed or implied by the forward-looking statements. The forward-looking statements include, without limitation, statements related to the timing and expected impact of the completion of the Transaction and related transactions. You can identify these and other forward-looking statements by the use of words such as “will,” “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential,” “continue,” or the negative of those terms, or other comparable terminology.
Risks and uncertainties that may affect our business, results or condition include, but are not limited to, factors discussed in our publicly available filings, including information set forth under the caption “Risk Factors” in our Annual Report filed on Form 10-K. Any forward-looking statement made in this proxy statement speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We have no duty to, and do not intend to, update or revise the forward-looking statements in this proxy statement, except as may be required by law.

OTHER MATTERS
We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies shall vote the shares they represent in accordance with their best judgment. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy. It is important that you return your proxy promptly and that your shares be represented. You are urged to vote either by internet, phone or, if you received paper copies of the proxy materials, by mail. If by mail, please mark, date, and sign and return the proxy in the accompanying reply envelope, per the instructions on the proxy card.

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INCORPORATION OF INFORMATION BY REFERENCE
We “incorporate by reference” into this proxy statement the following information, which can be accessed from our website at www.dyadic.com and is filed with the SEC.
•Annual Report and Consolidated Financial Statements for the fiscal year ended December 31, 2019 filed on Form 10-K.
The information incorporated by reference is considered to be a part of this proxy statement as if stated herein. At your request, we will provide to you a copy of any or all of the above documents that have been incorporated by reference into this proxy statement at no cost.
Requests for additional copies of this proxy statement or the enclosed proxy card, as well as requests for additional information, may be made by writing or calling us at the following address or telephone number:
140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida 33477, Attention: Heidi Zosiak, telephone: (561) 743-8333 or Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, telephone: (631) 257-4339.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Mark Emalfarb
Mark Emalfarb President and Chief Executive Officer
May 12, 2020
Jupiter, Florida

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VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on 06/28/2020. Have your proxy card or information printed in the box marked by an arrow on the Notice Regarding the Availability of Proxy Materials in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DYAI2020**

You may attend the meeting via the Internet and vote during the meeting. Have your proxy card or information printed in the box marked by an arrow on the Notice Regarding the Availability of Proxy Materials in hand when you access the web site, and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on 06/28/2020. Have your proxy card or information printed in the box marked by an arrow on the Notice Regarding the Availability of Proxy Materials in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D14673-P40310 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

DYADIC INTERNATIONAL, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect two Class I directors for a term ending in 2023.	☐	☐	☐

Nominees:

01) Seth J. Herbst, MD
02) Arindam Bose, Ph.D

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D14674-P40310

DYADIC INTERNATIONAL, INC.
PROXY FOR 2020 ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
June 29, 2020

The undersigned shareholder(s) of Dyadic International, Inc., a Delaware corporation (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint Mark A. Emalfarb, and/or Ping W. Rawson, individually, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the 2020 Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/DYAI2020 on June 29, 2020 at 10:00 a.m., EDT, and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, each as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

This proxy will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR CLASS I DIRECTORS NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.

Receipt of the Notice of the 2020 Annual Meeting of Shareholders, accompanying Proxy Statement and Annual Report for the year ended December 31, 2019, is hereby acknowledged.

Continued and to be signed on reverse side

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